Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

HCYC Group Company Limited

We hereby consent to the incorporation by reference of our report, dated August 18, 2025, in Amendment No. 8 to the Registration Statement on Form F-4 (No. 333-282624), relating to the consolidated financial statements of HCYC Group Company Limited.

We further consent to the reference to our firm under the heading “Experts” in the Registration Statement.

Los Angeles, California

October 23, 2025